EXHIBIT 10.24



                    SECOND AMENDMENT TO LOAN AGREEMENT

     THIS SECOND AMENDMENT TO LOAN AGREEMENT ("Second Amendment") is dated the 16th day of May, 1996, by and between Orange-co, Inc., a Florida corporation and Orange-co of Florida, Inc., a Florida corporation (the "Borrower") and Farm Credit of Southwest Florida, ACA (the "Lender").

                                BACKGROUND

     On April 19, 1993, Borrower and Lender executed a loan agreement (the "Agreement"). Pursuant to the provisions of the Agreement, Lender made a $7,600,000.00 term loan to Borrower (the "Term Loan"). The Term Loan was evidenced by a promissory note executed by Borrower in favor of Lender dated April 19, 1993 (the "1993 Note"). Payment of the 1993 Note was secured pursuant to the terms of a real estate mortgage ("Mortgage") and security agreement dated April 19, 1993, covering real and personal property located in DeSoto County, Florida (the "Property") and by a collateral assignment of rents and leases dated April 19, 1993 (the "Assignment of Rents") covering rents and leases arising from the Property encumbered by the Mortgage. On May 2, 1994, Borrower and Lender executed an amendment to loan agreement (the "First Amendment").

     Borrower has applied to Lender for a loan in the amount of $5,000,000.00 and Lender has agreed to loan $5,000,000.00 to Borrower in consideration of Borrower executing a mortgage modification agreement, a promissory note in the amount of $5,000,000.00 ("1996 Note"), this second amendment to Loan Agreement and other loan documents ("Loan Documents") and otherwise agreeing to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the promises contained herein, the parties agree as follows:

     1. Recitals. All of the above recitals are true and correct in every respect and are incorporated herein and made a part hereof.

     2.   1996 Note.     Borrower will execute and deliver the 1996 Note to
Mortgagee and all the Loan Documents in consideration of Mortgagee loaning $5,000,000.00 to Mortgagor.

     3.   Future Advance.     By virtue of the $5,000,000.00 Lender has
advanced under the Mortgage, the Parties hereby agree that the Mortgage be modified and restated to include the language in the future advance clause to read as follows:

     This Mortgage shall also secure any future advances made by Lender, at its option, to Borrower, or one or more of all of them, as may be made during the time authorized by law for such advance, PROVIDED THAT THE MAXIMUM AMOUNT SECURED HEREBY SHALL NOT AT ANY ONE TIME EXCEED THE PRINCIPAL SUM OF FIFTEEN MILLION TWO HUNDRED TEN THOUSAND and NO/100 DOLLARS ($15,200,000.00), plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Property covered by the lien of this Mortgage, with interest on such disbursements. In the event of such advance, the amount thereof shall be added to the mortgage debt.

     4. Loan Agreement, Ratification, No Novation. Except as expressly modified or supplemented hereby, the terms of the original Mortgage and 1993 Note, as well as the terms and provisions contained in the Loan Documents and all agreements, instruments, and documents executed or delivered pursuant thereto have remained and shall remain at all times in full force and effect in accordance with their respective terms, and have not been novated by the provisions of this Amendment, including but not limited to the Collateral Assignment, Uniform Commercial Code Filing Statements and
any other loan documents are hereby ratified and confirmed.   The parties
hereto acknowledge and agree that the Collateral Assignment shall also serve as additional security of the 1996 Note dated May 16th, 1996.

     5. Security. The parties hereto acknowledge and agree that the payment of the entire indebtedness evidenced by the 1993 Note and 1996 Note, is secured by the Mortgage, as modified, Security Agreement and Collateral Assignment as well as such other collateral, if any, listed in any other Loan Documents executed by Mortgagor and Makers in favor of Mortgagee and intended to collateralize the 1993 Note and 1996 Note.

     6.   Estoppel and Release.     Borrower hereby acknowledges and
agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of either such party as against Lender with respect to the 1996 Note, Mortgage, Collateral Assignments and Security Agreements, any collateral therefor, or any other aspect of the transactions contemplated thereby, or alternatively, that any such right of offset, defense, counterclaim, claim, or objection is hereby expressly waived. In connection with the foregoing, each borrower hereby jointly and severally releases and discharges Lender, its directors, officers, employees, agents, successors, and assigns from any and all rights, claims, demands, actions, causes of action, suits, proceedings, agreements, contracts, judgments, damages, debts, duties, liabilities, or obligations, whether in law or in equity, known or unknown, choate or inchoate, which it has had, now has, or hereafter may have, arising under or in any manner relating to, whether directly or indirectly, the 1996 Note, Mortgage, Collateral Assignments and Security Agreements, any collateral therefor, or any other aspect of the transactions contemplated thereby from the beginning of time until the date hereof.

     7. Headings. The titles and headings preceding the text of the paragraphs of this Amendment have been inserted solely for the convenience of reference and shall neither constitute a part of this Amendment nor affect its meaning, interpretation, or effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESSES:                              BORROWER:

                                        Orange-co, Inc., a Florida
                                        corporation



/s/Gilbert A. Smith Jr.                 By:/s/Gene Mooney
- ----------------------------            ----------------------------
Gilbert A. Smith Jr.                    Gene Mooney, its President
Print: Gilbert A. Smith Jr.


/s/Eric L. Dunham                       By:/s/Dale A. Bruwelheide
- ----------------------------            ----------------------------
Eric L. Dunham                          Dale Bruwelheide, its Vice President
Print: Eric L. Dunham                   and Chief Financial Officer
As to Borrower

                                        Orange-co of Florida, Inc., a Florida
                                        corporation


/s/ Gilbert A. Smith Jr.                By:/s/Gene Mooney
- ----------------------------            ------------------------------
Gilbert A. Smith Jr.                    Gene Mooney, its President
Print: Gilbert A. Smith


/s/Eric L. Dunham                     By:/s/Dale A. Bruwelheide
- ----------------------------            --------------------------------
Eric L. Dunham                          Dale Bruwelheide, its Vice President
Print: Eric L. Dunham                   and Chief Financial Officer
As to Borrower


                                        FARM CREDIT OF SOUTHWEST FLORIDA,
                                        ACA, a federally chartered corporation



/s/Gilbert A. Smith Jr.                 By:/s/Eric L. Dunham
- -----------------------------           __________________________________
Gilbert A. Smith Jr.                    Eric L. Dunham, its Vice President
Print:Gilbert A. Smith Jr.
As to Lender